FOR IMMEDIATE RELEASE

Contacts:	Carol B. Yancey, Executive Vice President — Finance – (770) 612-2044 Sidney G. Jones, Vice President — Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS FIRST QUARTER 2013 RESULTS

Atlanta, Georgia, April 19, 2013 — Genuine Parts Company (NYSE: GPC) reports sales and earnings for the first quarter ended March 31, 2013.

Thomas C. Gallagher, Chairman and Chief Executive Officer, announced today that sales for the first quarter ended March 31, 2013, were $3.20 billion, up 0.6% compared to $3.18 billion in the first quarter of 2012. Net income for the quarter was $144.4 million, down 1% from $146.3 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 93 cents, unchanged from the first quarter last year.

Mr. Gallagher stated, “Entering 2013, we felt that the first quarter of the year would be our most challenging. Our earnings for the quarter are a direct reflection of the 0.6% sales increase. Among our segments, the Automotive Group reported a 3% sales increase, driven by our commercial growth and the positive impact of the Quaker City acquisition. Motion Industries, our Industrial Group, was down 2% in the quarter; and EIS, our Electrical/Electronic Group, was down 5%. S.P. Richards, our Office Products Group, reported a 1% decrease in sales for the quarter.”

Mr. Gallagher concluded, “Despite the rather slow start to the year, we remain optimistic about our prospects for stronger sales and earnings over the balance of 2013. Our sales initiatives and ongoing investments in the businesses, coupled with certain external indicators, bode well for our future growth. We also continue to generate solid cash flows and our balance sheet is strong. Finally, on April 1st, we welcomed Exego, a leading aftermarket distributor in Australasia, to the GPC family as a wholly-owned subsidiary of the Company. We are excited about the growth opportunities we see with the Exego team.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106, conference ID 29857123. A replay will also be available on the Company’s website or at 855-859-2056, conference ID 29857123, two hours after the completion of the call until 12:00 a.m. EDT on May 4, 2013.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2012 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,198,802	$3,181,288
Cost of goods sold	2,277,054	2,262,177

Gross profit	921,748	919,111
Operating expenses:
Selling, administrative & other expenses	673,612	667,958
Depreciation and amortization	25,999	22,985

	699,611	690,943
Income before income taxes	222,137	228,168
Income taxes	77,748	81,913

Net income	$144,389	$146,255

Basic net income per common share	$.93	$.94
Diluted net income per common share	$.93	$.93
Weighted average common shares outstanding	154,891	155,810
Dilutive effect of stock options and non-vested restricted stock awards	1,040	1,139

Weighted average common shares outstanding – assuming dilution	155,931	156,949

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,544,537	$1,493,499
Industrial	1,102,080	1,121,223
Office Products	420,128	426,153
Electrical/Electronic Materials	139,185	147,116
Other (1)	(7,128)	(6,703)

Total net sales	$3,198,802	$3,181,288

Operating profit:
Automotive	$121,043	$114,561
Industrial	78,895	84,328
Office Products	33,192	37,515
Electrical/Electronic Materials	10,451	11,966

Total operating profit	243,581	248,370
Interest expense, net	(3,353)	(4,715)
Other, net	(18,091)	(15,487)

Income before income taxes	$222,137	$228,168

Capital expenditures	$12,924	$16,889

Depreciation and amortization	$25,999	$22,985

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2013	2012
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$841,894	$424,424
Trade accounts receivable, net	1,624,954	1,605,469
Merchandise inventories, net	2,560,077	2,442,512
Prepaid expenses and other current assets	324,679	307,255

TOTAL CURRENT ASSETS	5,351,604	4,779,660
Goodwill and other intangible assets, less accumulated amortization	492,756	292,893
Deferred tax asset	273,488	257,292
Other assets	639,335	588,322
Net property, plant and equipment	581,279	500,845

TOTAL ASSETS	$7,338,462	$6,419,012

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,800,726	$1,559,874
Current portion of debt	664,742	—
Income taxes payable	68,375	72,080
Dividends payable	83,267	77,168
Other current liabilities	406,204	422,722

TOTAL CURRENT LIABILITIES	3,023,314	2,131,844
Long-term debt	250,000	500,000
Retirement and other post-retirement benefit liabilities	505,543	487,932
Other long-term liabilities	485,162	444,470

Common stock	154,966	155,910
Retained earnings and other	3,407,317	3,142,890
Accumulated other comprehensive loss	(497,934)	(453,519)

TOTAL PARENT EQUITY	3,064,349	2,845,281
Noncontrolling interests in subsidiaries	10,094	9,485

TOTAL EQUITY	3,074,443	2,854,766

TOTAL LIABILITIES AND EQUITY	$7,338,462	$6,419,012

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2013	2012
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$144,389	$146,255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,999	22,985
Share-based compensation	2,477	1,749
Excess tax benefits from share-based compensation	(3,840)	(5,335)
Other	(67)	(50)
Changes in operating assets and liabilities	(52,580)	6,693

NET CASH PROVIDED BY OPERATING ACTIVITIES	116,378	172,297
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(12,924)	(16,889)
Acquisitions and other investing activities	(6,745)	(188,918)

NET CASH USED IN INVESTING ACTIVITIES	(19,669)	(205,807)
FINANCING ACTIVITIES:
Proceeds from debt	439,742	—
Payments on debt	(25,000)	—
Share-based awards exercised, net of taxes paid	(4,425)	(3,122)
Excess tax benefits from share-based compensation	3,840	5,335
Dividends paid	(76,641)	(70,019)
Purchase of stock	(110)	(296)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	337,406	(68,102)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	4,684	982

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	438,799	(100,630)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	403,095	525,054

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$841,894	$424,424